Exhibit 99.1

PRELIMINARY — SUBJECT TO COMPLETION

 SPIRIT AEROSYSTEMS HOLDINGS, INC.

 3801 SOUTH OLIVER STREET

 WICHITA, KANSAS 67210

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD], 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SPR2024SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD], 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V55476-TBD       KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

The Board of Directors recommends a vote FOR Proposals 1, 2, and 3:				For	Against	Abstain

1.  Proposal (the “Merger Agreement Proposal”) to adopt the Agreement and Plan of Merger, dated June 30, 2024 (as it may be amended from time to time, the “Merger Agreement”), a copy of which is attached as Annex A to the proxy statement/prospectus relating to the Special Meeting, among Spirit AeroSystems Holdings, Inc. (“Spirit”), The Boeing Company (“Boeing”) and Sphere Acquisition Corp., a wholly owned subsidiary of Boeing (“Merger Sub”), providing for the merger of Merger Sub with and into Spirit (the “Merger”).

				☐	☐	☐

2.  Proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Spirit’s named executive officers that is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”).

				☐	☐	☐

3.  Proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit solicitation of additional votes or proxies if there are not sufficient votes to approve the Merger Agreement Proposal (the “Adjournment Proposal”).

				☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as your name(s) appear(s) on your account. If the shares are registered in the names of two or more persons, each should sign. If acting as attorney, executor or trustee, or in another representative capacity, sign name and provide full title. If a corporation or partnership, sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH, AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V55477-TBD

Spirit AeroSystems Holdings, Inc.

Special Meeting of Stockholders

[TBD], 2024, at [TBD] Central Time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Each signatory on the reverse side hereby appoints Robert D. Johnson and Justin Welner, and each of them, with the power of substitution, as proxies for the undersigned and authorizes them to represent and vote all of the shares of Class A Common Stock of Spirit AeroSystems Holdings, Inc. that the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held on [TBD], 2024, at [TBD] Central Time (the “Special Meeting”), via live audio webcast at www.virtualshareholdermeeting.com/SPR2024SM, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein or, if no such direction is given, will be voted FOR each of Proposal 1 (the Merger Agreement Proposal), Proposal 2 (the Advisory Compensation Proposal) and Proposal 3 (the Adjournment Proposal). In their discretion, the proxies named herein are authorized to vote in accordance with their judgment upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

IMPORTANT: PLEASE MARK, SIGN, AND DATE THIS PROXY ON THE REVERSE SIDE.